Exhibit 99.2

TO:	Alan Jay Weisberg, CFO Shital Parikh, COO Progressive Care, Inc. Board of Directors Shareholders

01/21/2013

I thank each and every one of you for the opportunity to sit as Chairman of the Board. Regrettably, I must resign my position as Chairman of the Board effective immediately. I will, however, continue to retain my position as Chief Compliance Officer and look forward to working together to improve and grow Progressive Care.

I thank you,

/s/ Avraham Friedman
Avraham Friedman
CCO
Progressive Care, Inc.